                                                                    EXHIBIT 10.3




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                          LOAN AND SECURITY AGREEMENT

                          Dated as of January 10, 1995

                                    Between

                                Ridgeview, Inc.

                                 (the Borrower)

                                      and

                         [NATIONSBANK OF GEORGIA, N.A.]

                                  (the Lender)


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                               TABLE OF CONTENTS

                                                                           Page
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
ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . .    1
         Section 1.2      Other Referential Provisions  . . . . . . . . .   17
         Section 1.3      Exhibits and Schedules  . . . . . . . . . . . .   18

ARTICLE 2 - FACILITIES
A.       REVOLVING CREDIT FACILITY  . . . . . . . . . . . . . . . . . . .   18
         Section 2.1      Revolving Credit Loans  . . . . . . . . . . . .   18
         Section 2A.2     Manner of Borrowing Revolving Credit Loans  . .   19
         Section 2A.3     Repayment of Revolving Credit Loans . . . . . .   20
         Section 2A.4     Revolving Credit Note . . . . . . . . . . . . .   20
         Section 2A.5     Extension of Facility . . . . . . . . . . . . .   20
         Section 2A.6     Letters of Credit . . . . . . . . . . . . . . .   20
B.       TERM LOAN FACILITY . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 2B.1     Term Loan . . . . . . . . . . . . . . . . . . .   21
         Section 2B.2     Manner of Borrowing and Disbursing Term Loan  .   21
         Section 2B.3     Repayment of Term Loan  . . . . . . . . . . . .   21
         Section 2B.4     Term Note . . . . . . . . . . . . . . . . . . .   22
         Section 2B.5     Prepayment of Term Loan . . . . . . . . . . . .   22

ARTICLE 3 - GENERAL LOAN PROVISIONS . . . . . . . . . . . . . . . . . . .   22
         Section 3.1      Interest  . . . . . . . . . . . . . . . . . . .   22
         Section 3.2      Fees  . . . . . . . . . . . . . . . . . . . . .   23
         Section 3.3      Manner of Payment . . . . . . . . . . . . . . .   24
         Section 3.4      Statements of Account . . . . . . . . . . . . .   25
         Section 3.5      Reduction of Revolving Credit Facility;
                          Termination of Agreement  . . . . . . . . . . .   25
         Section 3.6      Increased Costs and Reduced Returns . . . . . .   26

ARTICLE 4 - CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . .   27
         Section 4.1      Conditions Precedent to Initial Loans . . . . .   27
         Section 4.2      All Loans . . . . . . . . . . . . . . . . . . .   31

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER  . . . . . . .   31
         Section 5.1      Representations and Warranties  . . . . . . . .   31
         Section 5.2      Survival of Representations and
                          Warranties, Etc . . . . . . . . . . . . . . . .   37

ARTICLE 6 - SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . .   37
         Section 6.1      Security Interest . . . . . . . . . . . . . . .   37
         Section 6.2      Continued Priority of Security Interest . . . .   38

ARTICLE 7 - COLLATERAL COVENANTS  . . . . . . . . . . . . . . . . . . . .   38
         Section 7.1      Collection of Receivables . . . . . . . . . . .   39
         Section 7.2      Verification and Notification . . . . . . . . .   39
         Section 7.3      Disputes, Returns and Adjustments . . . . . . .   39
         Section 7.4      Invoices  . . . . . . . . . . . . . . . . . . .   40
         Section 7.5      Delivery of Instruments . . . . . . . . . . . .   40
         Section 7.6      Sales of Inventory  . . . . . . . . . . . . . .   40





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
         Section 7.7      Returned Goods  . . . . . . . . . . . . . . . .   40
         Section 7.8      Ownership and Defense of Title  . . . . . . . .   41
         Section 7.9      Insurance . . . . . . . . . . . . . . . . . . .   41
         Section 7.10     Location of Offices and Collateral  . . . . . .   42
         Section 7.11     Records Relating to Collateral  . . . . . . . .   42
         Section 7.12     Inspection  . . . . . . . . . . . . . . . . . .   43
         Section 7.13     Maintenance of Equipment  . . . . . . . . . . .   43
         Section 7.14     Information and Reports . . . . . . . . . . . .   43
         Section 7.15     Power of Attorney . . . . . . . . . . . . . . .   44
         Section 7.16     Mortgages of Newly Acquired Real Estate . . . .   45

ARTICLE 8 - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .   45
         Section 8.1      Preservation of Corporate Existence and
                          Similar Matters . . . . . . . . . . . . . . . .   45
         Section 8.2      Compliance with Applicable Law  . . . . . . . .   45
         Section 8.3      Conduct of Business . . . . . . . . . . . . . .   45
         Section 8.4      Payment of Taxes and Claims . . . . . . . . . .   45
         Section 8.5      Accounting Methods and Financial Records  . . .   45
         Section 8.6      Use of Proceeds . . . . . . . . . . . . . . . .   46
         Section 8.7      Hazardous Waste and Substances;
                          Environmental Requirements  . . . . . . . . . .   46
         Section 8.8      Accuracy of Information . . . . . . . . . . . .   46
         Section 8.9      Revisions or Updates to Schedules . . . . . . .   47

ARTICLE 9 - INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 9.1      Financial Statements  . . . . . . . . . . . . .   47
         Section 9.2      Accountants' Certificate  . . . . . . . . . . .   48
         Section 9.3      Officer's Certificate . . . . . . . . . . . . .   48
         Section 9.4      Copies of Other Reports . . . . . . . . . . . .   48
         Section 9.5      Notice of Litigation and Other Matters  . . . .   49
         Section 9.6      ERISA . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE 10 - NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .   50
         Section 10.1     Financial Ratios  . . . . . . . . . . . . . . .   50
         Section 10.2     Indebtedness  . . . . . . . . . . . . . . . . .   51
         Section 10.3     Guaranties  . . . . . . . . . . . . . . . . . .   51
         Section 10.4     Investments . . . . . . . . . . . . . . . . . .   51
         Section 10.5     Capital Expenditures  . . . . . . . . . . . . .   51
         Section 10.6     Restricted Distributions and Payments, Etc. . .   51
         Section 10.7     Merger, Consolidation and Sale of Assets  . . .   51
         Section 10.8     Transactions with Affiliates  . . . . . . . . .   52
         Section 10.9     Liens . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.10    Operating Leases  . . . . . . . . . . . . . . .   52
         Section 10.11    Benefit Plans . . . . . . . . . . . . . . . . .   52
         Section 10.12    Sales and Leasebacks  . . . . . . . . . . . . .   52
         Section 10.13    Amendments of the Other Agreements  . . . . . .   52
         Section 10.14    Minimum Availability  . . . . . . . . . . . . .   52

ARTICLE 11 - DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 11.1     Events of Default . . . . . . . . . . . . . . .   52
         Section 11.2     Remedies  . . . . . . . . . . . . . . . . . . .   55
         Section 11.3     Application of Proceeds . . . . . . . . . . . .   58





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
         Section 11.4     Power of Attorney . . . . . . . . . . . . . . .   58
         Section 11.5     Miscellaneous Provisions Concerning
                          Remedies  . . . . . . . . . . . . . . . . . . .   59
         Section 11.6     Trademark License . . . . . . . . . . . . . . .   60

ARTICLE 12 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .   60
         Section 12.1     Notices . . . . . . . . . . . . . . . . . . . .   60
         Section 12.2     Expenses  . . . . . . . . . . . . . . . . . . .   61
         Section 12.3     Stamp and Other Taxes . . . . . . . . . . . . .   62
         Section 12.4     Setoff  . . . . . . . . . . . . . . . . . . . .   62
         Section 12.5     Litigation  . . . . . . . . . . . . . . . . . .   62
         Section 12.6     Waiver of Rights  . . . . . . . . . . . . . . .   63
         Section 12.7     Reversal of Payments  . . . . . . . . . . . . .   63
         Section 12.8     Injunctive Relief . . . . . . . . . . . . . . .   64
         Section 12.9     Accounting Matters  . . . . . . . . . . . . . .   64
         Section 12.10    Assignment; Participation . . . . . . . . . . .   64
         Section 12.11    Amendments  . . . . . . . . . . . . . . . . . .   64
         Section 12.12    Performance of Borrower's Duties  . . . . . . .   65
         Section 12.13    Indemnification . . . . . . . . . . . . . . . .   65
         Section 12.14    All Powers Coupled with Interest  . . . . . . .   65
         Section 12.15    Survival  . . . . . . . . . . . . . . . . . . .   65
         Section 12.16    Severability of Provisions  . . . . . . . . . .   65
         Section 12.17    Governing Law . . . . . . . . . . . . . . . . .   66
         Section 12.18    Counterparts  . . . . . . . . . . . . . . . . .   66
         Section 12.19    Reproduction of Documents . . . . . . . . . . .   66





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                             EXHIBITS AND SCHEDULES


EXHIBIT A-1               FORM OF REVOLVING CREDIT NOTE
EXHIBIT A-2               FORM OF TERM NOTE
EXHIBIT B                 FORM OF BORROWING BASE CERTIFICATE
[EXHIBIT C                FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER]

SCHEDULE 1.1              Letter of Credit Fees
SCHEDULE 5.1(a) Jurisdictions in Which Borrower is Qualified as a Foreign Corporation
SCHEDULE 5.1(b)           Borrower's Capital Stock
SCHEDULE 5.1(e)           Borrower's Business
SCHEDULE 5.1(f)           Exceptions to Governmental Approvals
SCHEDULE 5.1(g) Non Lien Title Exceptions and Defects and Property Disposed of Out of Ordinary Course of Business
SCHEDULE 5.1(h)           Liens
SCHEDULE 5.1(i)           Indebtedness for Money Borrowed and Guaranties
SCHEDULE 5.1(j)           Litigation
SCHEDULE 5.1(k)           Tax Returns and Payments
SCHEDULE 5.1(o)           ERISA
SCHEDULE 5.1(t)           Location of Chief Executive Office
SCHEDULE 5.1(u)           Locations of Inventory
SCHEDULE 5.1(v)           Locations of Equipment
SCHEDULE 5.1(w)           Real Property
SCHEDULE 5.1(x)           Corporate and Fictitious Names
SCHEDULE 5.1(aa)          Employee Relations
SCHEDULE 5.1(ab)          Proprietary Rights
SCHEDULE 8.6              Use of Proceeds





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                          LOAN AND SECURITY AGREEMENT
                                  (Term Loan)

                          Dated as of January 10, 1995


         RIDGEVIEW, INC., a North Carolina corporation and NATIONSBANK, N.A. (CAROLINAS), a national banking association, agree as follows:

                            ARTICLE 1 - DEFINITIONS

         Section 1.1  Definitions.  For the purposes of this Agreement:

         "Account Debtor" means a Person who is obligated on a Receivable.

         "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

         "Affiliate" means, with respect to a Person, (a) any officer, director, employee or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of any class of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

         "Agency Account" means an account of the Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

         "Agency Account Agreement" means an agreement among the Borrower, the Lender and a Clearing Bank (if other than the Lender) concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

         "Agreement" means this Agreement, including the Exhibits and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Applicable Margin" means 1/2%.

         "Availability" means as of the date of determination, the amount of revolving credit loans available to be borrowed by the Borrower in accordance with SECTION 2.1 of the Revolving Loan Agreement less the sum of the outstanding principal balance of all revolving credit loans hereunder as of such date.

         "Benefit Plan" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

         "Borrower" means Ridgeview, Inc., a North Carolina corporation, and its successors and assigns.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the city in which the principal office of the Lender is located are authorized to close.

         "Business Unit" means the assets constituting the business, or a division or operating unit thereof, of any Person.

         "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Clearing Bank" means the Lender and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means and includes all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

         (a)     all Receivables,

         (b)     all Inventory,

         (c)     all Equipment,

         (d)     all Contract Rights,

         (e)     all General Intangibles,

         (f)     all Deposit Accounts,

         (g)     all Real Estate,

         (h) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

         (i) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

         (j) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

         (k) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

         (l) all cash deposited with the Lender or any Affiliate thereof or which the Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, and

         (m) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

         "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

         "Controlled Disbursement Account" means the account maintained by and in the name of the Borrower with the Lender for the purpose of disbursing Revolving Credit Loan proceeds and amounts credited thereto pursuant to SECTIONS 2.2(B)(I) and 7.1(B)(II).

         "Default" means any of the events specified in SECTION 11.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

         "Default Margin" means 2%.

         "Deposit Accounts" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

         "Dollar" and "$" means freely transferable United States dollars.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

         "Effective Date" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in SECTION 4.1 shall have been fulfilled or waived by the Lender.

         "Effective Interest Rate" means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of SECTION 3.1(A),
(b) and (c).

         "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

         "Equipment" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "Event of Default" means any of the events specified in SECTION 11.1.

         "Financing Statements" means the Uniform Commercial Code financing statements executed and delivered by the Borrower to the Lender, naming the Lender as secured party and the Borrower as debtor, in connection with this Agreement.

         "Fixed Charged Ratio" means, as to any Person, the following ratio for such Person computed for the applicable period of computation: the ratio of
(i) Net Income plus depreciation plus amortization (except grant amortization income) plus change in the deferred compensation accrual minus Unfunded Capital Expenditures minus amortization income relating to the Ireland grant credit minus foreign currency gains plus foreign currency losses to (ii) current maturities of Funded Indebtedness and current maturities of Lease Obligations.

         "Funded Indebtedness" means Indebtedness for Money Borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Borrower or having a maturity of less than 12 months from the date of such balance sheet but by its terms being renewable or extendable beyond 12 months from the date of such balance sheet at the option of the Person liable thereon.

         "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

         "General Intangibles" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

         "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Guaranty", "Guaranteed" or to "Guarantee," as applied to any obligation of another Person shall mean and include

         (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

         (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         "Indebtedness" of any Person means, without duplication, (a) Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations,
(e) all obligations (including, during the non-cancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of the Borrower (without duplication) the Loans.

         "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

         "Inventory" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

         "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in CLAUSES (A), (B) or (C) above.

         "Lender" means NationsBank, N.A. (Carolinas), a national banking association, and its successors and assigns.

         "Lender's Office" means the office of the Lender specified in or determined in accordance with the provisions of SECTION 12.1(c).

         "Liabilities" means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

         "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

         "Loan" means the Term Loan.

         "Loan Documents" means, collectively, this Agreement, the Note, the Security Documents and each other instrument, agreement and document executed and delivered by the Borrower in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby.

         "Lockbox" means the U.S. Post Office Box(es) specified in, or pursuant to, an Agency Account Agreement.

         "Materially Adverse Effect" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower or any of its Subsidiaries, (b) upon the respective ability of the Borrower or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

         "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of CLAUSE (f) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

         "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt and other instruments executed and delivered by the Borrower to or for the benefit of the Lender by which the Lender acquires a Lien on the Borrower's Real Estate and all amendments, modifications and supplements thereto.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

         "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,
(b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

         "Net Worth" of any Person means the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

         "Note" means the Term Note.

         "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Permitted Indebtedness for Money Borrowed" means existing Indebtedness disclosed by Borrower to Lender and Indebtedness under the Revolving Loan Agreement.

         "Permitted Investments" means: Investments of the Borrower in: (i) negotiable certificates of deposit, time deposits and banker's acceptances issued by the Lender or any Affiliate of the Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (iii) sales on credit in the ordinary course of business on terms customary in the industry, and (iv) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business.

         "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with SECTION 8.4, and (ii) in the case of warehousemen or landlords controlling locations where Inventory is located, only if such liens have been waived or subordinated to the Security Interest in a manner satisfactory to the Lender; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Real Estate, which in the sole judgment of the Lender do not materially detract from the value of such Real Estate or impair the use thereof in the business of the Borrower; (d) Liens of the Lender arising under this Agreement and the other Loan Documents; and (e) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower is fully protected by insurance or in respect of which the Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of the Borrower.

         "Person" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

         "Prime Rate" means during the period from the Effective Date through the last day of the month in which the Effective Date falls, the per annum rate of interest publicly announced by the Lender at its principal office as its "prime rate" as in effect on the Effective Date, and thereafter during each succeeding calendar month, means such "prime rate" as in effect on the last Business Day of the immediately preceding calendar month. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the first day of the month following the month in which such change was announced. The Prime Rate is a reference used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "Purchase Money Indebtedness" means Indebtedness created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

         "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         "Real Estate" means all of the Borrower's now owned or hereafter acquired estates in real property, including, without limitation, all fees, leaseholds, future interests and easements, together with all of the Borrower's now owned or hereafter acquired interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "Receivables" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (c) cash and non-cash proceeds of any of the foregoing.

         "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in CLAUSE (a) above or any partnership, trade or business described in CLAUSE (b) above.

         "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

         "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

         "Revolving Loan Agreement" means that certain Loan and Security Agreement by and between the Borrower and NationsBank of Georgia, N.A., together with all amendments and modifications thereto and all replacements therefor.

         "Schedule of Equipment" means a schedule delivered by the Borrower to the Lender pursuant to the provisions of SECTION 7.14(c).

         "Schedule of Inventory" means a schedule delivered by the Borrower to the Lender pursuant to the provisions of SECTION 7.14(b).

         "Schedule of Receivables" means a schedule delivered by the Borrower to the Lender pursuant to the provisions of SECTION 7.14(a).

         "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on the Loans, (b) all reimbursement and other obligations relating to Letters of Credit, and (c) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of the Borrower to the Lender or any Affiliate of the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated and whether or not evidenced by any note and whether or not for the payment of money under or in respect of this Agreement, any Note or any of the other Loan Documents.

         "Security Documents" means each of (a) the Financing Statements, (b) the Mortgages, and (c) each other writing executed and delivered by any Person securing the Secured Obligations or evidencing such security.

         "Security Interest" means the Liens of the Lender on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

         "Subordinated Indebtedness" means any Indebtedness for money borrowed of the Borrower which is subordinated to the Secured Obligations on terms and conditions acceptable to the Lender in its sole discretion.

         "Subsidiary" when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

         "Tangible Net Worth" means, as applied to any Person, the Net Worth of such Person at the time in question, after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, Intellectual Property, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

         "Term Loan" means the loan made to the Borrower pursuant to SECTION
2.1.

         "Term Note" means the Term Note made by the Borrower payable to the order of the Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Term Loan made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), substantially in the form of EXHIBIT A hereto, with all blanks properly completed.

         "Termination Event" means (a) a "Reportable Event" as defined in
Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of North Carolina.

         "Unfunded Capital Expenditures" means Capital Expenditures which are paid for by a Person other than with the proceeds of Indebtedness for Money Borrowed (other than the Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations.

         "Unfunded Vested Accrued Benefits" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

         Section 1.2  Other Referential Provisions.

         (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

         (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

         (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

         (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

         (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

         (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

         (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

         (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Lender is located.

         (i) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the [President or chief financial officer] or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

         (j) The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

         Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                         ARTICLE 2 - TERM LOAN FACILITY

         Section 2.1 Term Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Lender agrees to make the Term Loan to the Borrower on the Effective Date in the amount of $5,000,000.00.

         Section 2.2 Manner of Borrowing and Disbursing Term Loan. Provided that the Borrower has given the Lender at least two Business Days' prior written notice of the occurrence of the Effective Date, upon satisfaction of the applicable conditions set forth in ARTICLE 4, the Lender shall make the amount of the Term Loan available to the Borrower on the Effective Date in same day funds in accordance with the instructions set forth in the letter from the Borrower to the Lender referred to in SECTION 4.1(a)(17).

         Section 2.3 Repayment of Term Loan. The Term Loan is due and payable, and shall be repaid in full by the Borrower in twenty-two (22) consecutive installments on successive Installment Payment Dates. The first twenty-one
(21) of such installments shall each be in the amount of $41,667.00. The final installment payable on November 2, 1996 shall be in the amount of the then unpaid balance of the Term Loan.

         Section 2.4 Term Note. The Term Loan and the obligation of the Borrower to repay such Loan shall be evidenced by a single Term Note payable to the order of the Lender. Such Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower.

         Section 2.5  Prepayment of Term Loan.

         (a) Voluntary Prepayment. The Borrower shall have the right at any time and from time to time, upon at least 60 days' prior written notice to the Lender in the case of a prepayment in full and upon at least five days' prior written notice to the Lender in the case of a partial prepayment, to prepay the Term Loan in whole or in part on any Business Day. Each partial prepayment of the Term loan shall be applied to the principal installments of the Term Loan in the inverse order of their maturities. On the prepayment date, the Borrower shall pay interest on the amount prepaid, accrued to the prepayment date. Any notice of prepayment given by the Borrower hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest and any prepayment fees) shall be due and payable on the date designated in the notice.

         (b) Mandatory Prepayment. Any and all amounts received by the Borrower as proceeds from the sale of any Equipment or Real Estate to the extent such proceeds exceed (i) $50,000.00 in the case of any single item of Equipment or parcel of Real Estate, or (ii) $100,000.00 in the aggregate for all such Equipment and Real Estate sold during any twelve-month period shall be paid, immediately upon receipt by the Borrower to the Lender and shall be applied to the principal installments of the Term Loan in the inverse order of their maturities. The Borrower shall also be obligated to prepay the Term Loan in full together with accrued and unpaid interest thereon upon any termination of this Agreement pursuant to SECTION 3.5 or otherwise or upon any acceleration of the Term Loan pursuant to ARTICLE 11.


                      ARTICLE 3 - GENERAL LOAN PROVISIONS

         Section 3.1 Interest. (a) The Borrower shall pay interest on the unpaid principal amount of the Term Loan for each day from the day such Loan is made until such Loan is due (whether at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the sum of the Prime Rate and the Applicable Margin, payable monthly in arrears on the first day of each calendar month commencing January 1, 1995.

         (b) The Borrower shall pay interest on the unpaid principal amount of each Secured Obligation other than a Loan for each day from the day such Secured Obligation becomes due and payable until such Secured Obligation is paid at the rate per annum applicable to the Term Loan, payable on demand.

         (c) From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Lender) at a rate per annum equal to the Default Margin plus the rate otherwise in effect under SECTION 3.1(a) or (b), payable on demand. The interest rate provided for in this SECTION 3.1(c) shall to the extent permitted by applicable law apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 11.1(g) or (h).

         (d)     The interest rates provided for in SECTIONS 3.1(a), (b) and
(C) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

         (e) It is not intended by the Lender, and nothing contained in this Agreement or the Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay to the Lender an amount equal to the difference between (i) the lesser of
(A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and
(ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

         Section 3.2 [intentionally left blank].

         Section 3.3 Manner of Payment. (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any fee or other amounts payable to the Lender under this Agreement or the Note shall be made not later than 1:30 p.m. on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business Day) to the Lender at the Lender's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

         (b) The Borrower hereby irrevocably authorizes the Lender and each Affiliate of the Lender to charge any account of the Borrower maintained with the Lender or such Affiliate with such amounts as may be necessary from time to time to pay any Secured Obligations which are not paid when due.

         Section 3.4 Statements of Account. The Lender will account to the Borrower within 30 days after the end of each calendar month with a statement of Loans, charges and payments made pursuant to this Agreement during such calendar month, and such account rendered by the Lender shall be deemed an account stated as between the Borrower and the Lender and shall be deemed final, binding and conclusive unless the Lender is notified by the Borrower in writing to the contrary within 60 days after the date such account is delivered to the Borrower, save for manifest error. Any such notice shall be deemed an objection only to those items specifically objected to therein. Failure of the Lender to render such account shall in no way affect its rights hereunder.

         Section 3.5 [intentionally left blank].

         Section 3.6 Increased Costs and Reduced Returns. Borrower agrees that if any law now or hereafter in effect and whether or not presently applicable to Lender or any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or the interpretation or administration thereof by any Governmental Authority, shall either (a)(i) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan, (ii) impose on the Lender any other condition regarding any Loan, this Agreement, the Note or the facilities provided hereunder, or (iii) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting Lender being imposed or modified or deemed applicable to Lender or (b) subject Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or the Note, and the result of any event referred to in CLAUSE (a) or
(b) above shall be to increase the cost to the Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by Lender or Lender's rate of return on capital with respect to any Loan to a level below that which the Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender (in the exercise of its discretion) to be material, then, upon demand by the Lender, Borrower shall immediately pay to the Lender additional amounts which shall be sufficient to compensate the Lender for such increased cost, tax or reduced rate of return.
A certificate of the Lender to the Borrower claiming compensation under this
SECTION 3.6 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                        ARTICLE 4 - CONDITIONS PRECEDENT

         Section 4.1 Conditions Precedent to Term Loan. Notwithstanding any other provision of this Agreement, the Lender's obligation to make the Term Loan is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of the Term Loan:

         (a) Closing Documents. The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

                 (1) this Agreement, duly executed and delivered by the Borrower;

                 (2) the Note, dated the Effective Date and duly executed and delivered by the Borrower;

                 (3) certified copies of the articles of incorporation and by-laws of the Borrower as in effect on the Effective Date;

                 (4) certified copies of all corporate action, including stockholder approval, if necessary, taken by the Borrower to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

                 (5) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of the Borrower or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request borrowings under this Agreement;

                 (6) a certificate evidencing the good standing of the Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

                 (7) the Financing Statements duly executed and delivered by the Borrower, and evidence satisfactory to the Lender that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

                 (8) landlord's waiver and consent agreements duly executed on behalf of each landlord of real property on which any Collateral is located;

                 (9) mortgagee's waiver and consent agreements duly executed on behalf of each mortgagee of real property on which any Collateral is located;

                 (10) copies of the Mortgages duly executed and delivered by the Borrower and evidencing the recording of each such instrument in the appropriate jurisdiction for the recording thereof on the Real Estate subject thereto or, at the option of the Lender, in proper form for recording in such jurisdiction;

                 (11) one or more fully paid mortgagee title insurance policies or, at the option of the Lender, unconditional commitments for the issuance thereof with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, issued by a title insurance company satisfactory to the Lender, each in an amount equal to not less than the fair market value of the Real Estate subject to the Mortgage insured thereby, insuring that such Mortgage creates a valid first lien on, and security title to, all Real Estate described therein, with no survey exceptions and no other exceptions which the Lender shall not have approved in writing;

                 (12) such materials and information concerning the Real Estate as the Lender may require, including, without limitation, (a) current and accurate surveys satisfactory to the Lender of all of the Real Estate, certified to the Lender and showing the location of the 100-year and 50-year flood plains thereon, (b) zoning letters as to the zoning status of all of the Real Estate, (c) certificates of occupancy covering all of the Real Estate, and (d) owner's affidavits as to such matters relating to the Real Estate as the Lender may request;

                 (13) a Schedule of Inventory, a Schedule of Receivables and a Schedule of Equipment, each prepared as of a recent date;

                 (14) certificates or binders of insurance relating to (a) each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of
         SECTION 7.9(b) and (b) each of the policies of insurance required by the Mortgages, together with mortgagee clauses satisfactory to the Lender;

                 (15) such Agency Account Agreements as shall be required by the Lender duly executed by the applicable Clearing Bank and the Borrower;

                 (16)     [intentionally left blank];

                 (17) a letter from the Borrower to the Lender requesting the Term Loan and specifying the method of disbursement;

                 (18)     copies of all the financial statements referred to in
         SECTION 5.1(m) and meeting the requirements thereof;

                 (19) a balance sheet of the Borrower as at September 30, 1994;

                 (20) a certificate of the President of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

                 (21) a signed opinion of Isenhower, Wood & Cilley, P.A., counsel for the Borrower, and such local counsel as the Lender shall deem necessary or desirable, opining as to such matters in connection with this Agreement as the Lender or its counsel may reasonable request; and

                 (22) copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Lender may reasonably request.

         (b) Availability. The Lender shall be provided with evidence satisfactory to it that, as of the Effective Date, Availability will be not less than $1,500,000.00.

         (c) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (d) Material Adverse Change. As of the Effective Date, there shall not have occurred any change which, in the Lender's sole discretion, has had or may have a Materially Adverse Effect as compared to the condition of the Borrower presented by the most recent unaudited financial statements of the Borrower described in SECTION 5.1(M).

         (e) Solvency. The Lender shall have received evidence satisfactory to it that, after giving effect to the Term Loan (i) the Borrower has assets (excluding goodwill and other intangible assets not capable of valuation) having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) the Borrower's assets are sufficient in value to provide the Borrower with sufficient working capital to enable it profitably to operate its business and to meet its obligations as they become due, and (iii) the Borrower has adequate capital to conduct the business in which it is and proposes to be engaged.

         (f) Release of Security Interests. The Lender shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

           ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         Section 5.1 Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

         (a) Organization; Power; Qualification. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect. The jurisdictions in which the Borrower is qualified to do business as a foreign corporation are listed on
SCHEDULE 5.1(a).

         (b) Subsidiaries and Ownership of the Borrower. The Borrower has no Subsidiaries EXCEPT AS LISTED ON SCHEDULE 5.1(b)-1. The outstanding stock of the Borrower has been duly and validly issued and is fully paid and nonassessable by the Borrower and the number and owners of such shares of capital stock of the Borrower are set forth on SCHEDULE 5.1(b)-1.

         (c) Authorization of Agreement, Note, Loan Documents and Borrowing. The Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (d) Compliance of Agreement, Note, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which the Borrower is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                 (i) require any Governmental Approval or violate any applicable law relating to the Borrower or any of its Affiliates,

                 (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of the Borrower, (B) any indenture, agreement or other instrument to which the Borrower is a party or by which any of its property may be bound or (C) any Governmental Approval relating to the Borrower, or,

            (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

         (e) Business. The Borrower is engaged principally in the business described on SCHEDULE 5.1(e).

         (f) Compliance with Law; Governmental Approvals. Except as set forth in SCHEDULE 5.1(f), the Borrower (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental laws and all occupational health and safety laws applicable to the Borrower or its properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of the Borrower.

         (g) Titles to Properties. Except as set forth in SCHEDULE 5.1(g), the Borrower has good and marketable title to or a valid leasehold interest in all its Real Estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of the Borrower's business, including, but not limited to, those reflected on the balance sheet of the Borrower delivered pursuant to SECTION 5.1(m)(ii).

         (h) Liens. Except as set forth in SCHEDULE 5.1(h), none of the properties and assets of the Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names the Borrower as debtor and which has not been terminated has been filed in any state or other jurisdiction, and the Borrower has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in SCHEDULE 5.1(h) and Permitted Liens.

         (i) Indebtedness and Guaranties. Set forth on SCHEDULE 5.1(i) is a complete and correct listing of all of the Borrower's (i) Indebtedness for Money Borrowed and (ii) Guaranties. The Borrower is not in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty.

         (j) Litigation. Except as set forth on SCHEDULE 5.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any of its property in any court or before any arbitrator of any kind or before or by any governmental body.

         (k) Tax Returns and Payments. Except as set forth on SCHEDULE 5.1(k), all United States federal, state and local and foreign national, provincial and local and all other tax returns of the Borrower required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon the Borrower and its property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 8.4. The charges, accruals and reserves on the books of the Borrower in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

         (l) Burdensome Provisions. The Borrower is not a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which might have a Materially Adverse Effect.

         (m) Financial Statements. The Borrower has furnished to the Lender a copy of (i) its audited balance sheet as at December 31, 1993, and the related statements of income, cash flow and retained earnings for the twelve-month period then ended and (ii) its unaudited balance sheet as at November 30, 1994, and the related statement of income for the 11-month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of the Borrower as at the dates thereof and the results of operations of the Borrower for the periods then ended. Except as disclosed or reflected in such financial statements, the Borrower had no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower.

         (n) Adverse Change. Since the date of the financial statements described in CLAUSE (i) of SECTION 5.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower has occurred that has had, or may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

         (o) ERISA. Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 5.1(o). Each Benefit Plan is in substantial compliance with ERISA, and neither the Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by the Borrower to be, incurred by the Borrower or any Related Company.

         (p) Absence of Defaults. The Borrower is not in default under its articles or certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower is a party or by which the Borrower or any of its properties may be bound or which would require the Borrower to make any payment thereunder prior to the scheduled maturity date therefor.


         (q) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, no fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 5.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Effective Date. No document furnished or written statement made to the Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         (r) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, the Borrower is solvent, having assets of a fair value which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and the Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

         (s) [intentionally left blank].

         (t) Chief Executive Office. The chief executive office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 5.1(t); except as set forth
SCHEDULE 5.1(t), the Borrower has not maintained its chief executive office or the books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date.

         (u)     [intentionally left blank].

         (v) Equipment. All Equipment is in good order and repair in all material respects. Set forth on SCHEDULE 5.1(v) is the (i) address (including street, city, county and state) of each facility at which Equipment (other than motor vehicles) is located, (ii) the approximate value of Equipment located at such facility; and (iii) if such facility is leased, the name of the landlord. Except as set forth on SECTION 5.1(v), within the past twelve months no Equipment has been located at any other location.

         (w) Real Property. Set forth on SCHEDULE 5.1(w) is the (i) address (street, city, county and state) of each parcel of Real Estate owned or leased by the Borrower; and (ii) the name of the lessor of each leased parcel.

         (x) Corporate and Fictitious Names; Trade Names. Except as otherwise disclosed on SCHEDULE 5.1(x), during the one-year period preceding the Agreement Date, the Borrower has not been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date. All trade names or styles under which the Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 5.1(x).

         (y) Federal Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for tile purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System).

         (z) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).


         (aa) Employee Relations. The Borrower is not, except as set forth on SCHEDULE 5.1(aa), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's employees; the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

         (ab) Intellectual Property. The Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others, and SCHEDULE 5.1(ab) lists all Intellectual Property owned by the Borrower.

         Section 5.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this ARTICLE 5 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                         ARTICLE 6 - SECURITY INTEREST

         Section 6.1 Security Interest. (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Lender for itself and as agent for any Affiliate of the Lender and grants to the Lender for itself and as agent for any Affiliate of the Lender a continuing security interest in, and a continuing Lien upon, all of the Collateral.

         (b) As additional security for all of the Secured Obligations, the Borrower grants to the Lender for itself and as agent for any Affiliate of the Lender a security interest in, and assigns to the Lender for itself and as agent for any Affiliate of the Lender all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from the Lender and each Affiliate of the Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from the Lender.

         Section 6.2 Continued Priority of Security Interest. (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

         (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 6.2(a) or to enable the Lender to exercise or enforce its rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers, (iii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking in such manner as the Lender may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

         (c) The Lender is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in SECTION 6.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

         (d) The Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                       ARTICLE 7 - COLLATERAL COVENANTS

         Until all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided in SECTION 12.11:

         Section 7.1 Collection of Receivables. (a) The Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement, and in particular the Borrower will (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to a specified Lockbox, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to the

Lender indicating that payment is to be made to the Borrower via a specified Lockbox.

         (b) The Borrower and the Lender shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Agency Account Agreement to the Lender at the Lender's Office (i) for application, on account of the Secured Obligations, as provided in SECTION 2.3(c), 11.2 and 11.3, such credits to be entered on the second Business Day following receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and
(ii) with respect to any balance remaining after such application, so long as no Default or Event of Default has occurred and is continuing, for transfer to the Controlled Disbursement Account or such other account of the Borrower as the Borrower and the Lender may agree.

         (c) Any moneys, checks, notes, drafts or other payments referred to in CLAUSE (a) of this SECTION 7.1 which are received by or on behalf of the Borrower will be held in trust for the Lender and will be delivered to the Lender at the Lender's Office as promptly as possible in the exact form received, together with any necessary endorsements.

         Section 7.2 Verification and Notification. The Lender shall have the right (a) at any time and from time to time, in the name of the Lender or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, and (b) after an Event of Default, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Lender and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Lender and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

         Section 7.3 Disputes, Returns and Adjustments. (a) In the event amounts due and owing under any Receivable in excess of $25,000.00 are in dispute between the Account Debtor and the Borrower, the Borrower shall provide the Lender with prompt written notice thereof.

         (b) The Borrower shall notify the Lender promptly of all material returns and credits in excess of $25,000.00 in respect of any Receivable, which notice shall specify the Receivables affected.

         (c) The Borrower may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; PROVIDED that (i) no such action results in the reduction of more than $200,000.00 in the amount payable with respect to any Receivable or of more than $750,000.00 with respect to all Receivables in any fiscal year of the Borrower, and (ii) the Lender is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

         Section 7.4 Invoices. (a) The Borrower will not use any invoices except invoices in the forms delivered to the Lender prior to the Agreement Date, unless the Borrower shall have given the Lender 45 days' prior notice of the intended use of a different form of invoice together with a copy of such different form.

         (b) Upon the request of the Lender, the Borrower shall deliver to the Lender, at the Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Lender shall specify.

         Section 7.5 Delivery of Instruments. In the event any Receivable in an amount in excess of $25,000.00 is, or Receivables in excess of $25,000.00 in the aggregate are, at any time evidenced by a promissory note or notes, trade acceptance or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instruments to the Lender, appropriately endorsed to the Lender.

         Section 7.6 Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of applicable law.

         Section 7.7 Returned Goods. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to the Borrower by customers or is otherwise recovered.

         Section 7.8 Ownership and Defense of Title. (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers and except as otherwise expressly contemplated herein. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral.

         (b) The Borrower shall defend its title in and to the Collateral and shall defend the Security Interest in the Collateral against the claims and demands of all Persons.

         (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, the Borrower shall (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 7.9 Insurance. (a) The Borrower shall at all times maintain insurance on the Inventory, Equipment and the improvements on all Real Estate against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Lender shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Lender. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Lender. The Borrower will not use or permit the Inventory, Equipment or such improvements to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage.

         (b) All insurance policies required under SECTION 7.9(a) shall name the Lender as an additional named insured and shall contain "New York standard" loss payable clauses in the form submitted to the Borrower by the Lender, or otherwise in form and substance satisfactory to the Lender, naming the Lender as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Lender, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be cancelled, amended or terminated unless at least ten days' prior written notice is given to the Lender.

         (c) Any proceeds of insurance referred to in this SECTION 7.9 which are paid to the Lender shall be, at the option of the Lender in its sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations.

         (d) The Borrower shall at all times maintain, in addition to the insurance required by SECTION 7.9(a) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 7.10 Location of Offices and Collateral. (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Lender 30 days' prior written notice thereof.

         (b) All Inventory, other than Inventory in transit to any such location, and all Equipment, other than motor vehicles, will at all times be kept by the Borrower at one of the locations set forth in SCHEDULES 5.1(u) and 5.1(v), respectively, and shall not, without the prior written consent of the Lender, be removed therefrom except, so long as no Event of Default shall have occurred and be continuing, for sales of Inventory permitted under SECTION 7.8.

         (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lender, subject to the instructions of the Lender.

         Section 7.11 Records Relating to Collateral. (a) The Borrower will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost therefor and a current price list for such Inventory, and (ii) keep complete and accurate records of all other Collateral.

         (b) The Borrower will take a physical listing of all Inventory, wherever located, at least annually.

         Section 7.12 Inspection. The Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to
(a) visit the properties of the Borrower, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss the Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lender hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants and other professionals providing services to the Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), and
(c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrower will deliver to the Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of the Borrower.

         Section 7.13 Maintenance of Equipment. The Borrower shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

         Section 7.14  Information and Reports.

         (a) Schedule of Receivables. The Borrower shall deliver to the Lender (i) on or before the Effective Date, a Schedule of Receivables as of a date not more than three Business Days prior to the Effective Date setting forth a detailed aged trial balance of all of its then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed, and (ii) no later than 10 days after the end of each accounting month of the Borrower, a Schedule of Receivables as of the last Business Day of the Borrower's immediately preceding accounting month setting forth (A) a detailed aged trial balance of all the Borrower's then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed and (B) a reconciliation to the Schedule of Receivables delivered in respect of the next preceding accounting month.

         (b) Schedule of Inventory. The Borrower shall deliver to the Lender on or before the Effective Date and no later than the first day of each accounting month of the Borrower thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding accounting month of the Borrower, itemizing and describing the kind, type, quantity and location of Inventory and the cost thereof.

         (c) Schedule of Equipment. The Borrower shall deliver to the Lender on or before the Effective Date and thereafter on such subsequent dates as may be requested by the Lender, a Schedule of Equipment, describing each item of such Equipment and the location, cost and then current book value thereof.

         (d)     [intentionally left blank].

         (e) Notice of Diminution of Value. The Borrower shall give prompt notice to the Lender of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $200,000.00 in the value of any of its Collateral, except for any diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in the financial statements previously delivered to the Lender pursuant to ARTICLE 9.

         (f) Certification. Each of the schedules delivered to the Lender pursuant to this SECTION 7.14 shall be certified by the Chief Financial Officer of the Borrower to be true, correct and complete as of the date indicated thereon.

         (g) Other Information. The Lender may, in its discretion, from time to time require the Borrower to deliver the schedules described in SECTION 7.14(A), (B), (C) and (D) more or less often and on different schedules than specified in such Section, and the Borrower will comply with such requests.
The Borrower shall also furnish to the Lender such other information with respect to the Collateral as the Lender may from time to time reasonably request.

         Section 7.15 Power of Attorney. The Borrower hereby appoints the Lender as its attorney, with power (a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender's possession, and (b) to sign the name of the Borrower on any invoice or bill of lading relating to any Receivables, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest or verifications of account and on notices to or from customers.

         Section 7.16 Mortgages of Newly Acquired Real Estate. Promptly upon the acquisition by the Borrower of Real Estate, the Borrower will execute and deliver in favor of the Lender a Mortgage, in form and substance satisfactory to the Lender, conveying to the Lender a Lien on such Real Estate, subject only to such prior Liens as the Lender shall consent to in writing and, if requested by the Lender, the Borrower shall, at the expense of the Borrower, obtain mortgagee title insurance in favor of the Lender insuring such Mortgage to create and convey such Lien, subject only to such exceptions.

                       ARTICLE 8 - AFFIRMATIVE COVENANTS

         Until all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided for in SECTION 12.11, the Borrower will:

         Section 8.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         Section 8.2 Compliance with Applicable Law. Comply with all applicable laws relating to the Borrower.

         Section 8.3 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

         Section 8.4  Payment of Taxes and Claims.  Pay or discharge when due
(a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower or such Subsidiary, EXCEPT that this SECTION 8.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

         Section 8.5 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

         Section 8.6 Use of Proceeds. (a) Use the proceeds of the Term Loan to pay in full the Borrower's secured Indebtedness and to pay the amounts indicated in SCHEDULE 8.6 to the Persons indicated therein, and

         (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation G or U or Regulation T or X of such

Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

         Section 8.7 Hazardous Waste and Substances; Environmental Requirements. (a) In addition to, and not in derogation of, the requirements of SECTION 8.2 and of the Security Documents, comply with all laws, governmental standards and regulations applicable to the Borrower or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Lender of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Lender on account of the Borrower's failure to perform its obligations under this SECTION 8.7.

         (b) Whenever the Borrower gives notice to the Lender pursuant to this SECTION 8.7 with respect to a matter that reasonably could be expected to result in liability to the Borrower in excess of $250,000.00 in the aggregate, the Borrower shall, at the Lender's request and the Borrower's expense, (i) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan to bring the Borrower into compliance with such Environmental Laws and an estimate of the costs thereof, and (ii) provide to the Lender a supplemental report of such engineer whenever the scope of the noncompliance or the response thereto or the estimated costs thereof shall materially change.

         Section 8.8 Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Lender, whether pursuant to ARTICLE 9 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.

         Section 8.9 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrower shall provide promptly to the Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Lender, in its sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

                            ARTICLE 9 - INFORMATION

         Until all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 12.11, the Borrower will furnish to the Lender at the Lender's Office:

         Section 9.1  Financial Statements.

         (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the consolidated and consolidating balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of the Borrower and reported on, without qualification, by Whisnant Company or other independent certified public accountants selected by the Borrower and acceptable to the Lender.

         (b) Monthly Financial Statements. As soon as available, but in any event within 45 days after the end of each accounting month of the Borrower, copies of (i) the unaudited unconsolidated balance sheet of the Borrower as at the end of such month and the related unaudited income statement for the Borrower for such month and for the portion of the fiscal year of the Borrower through such month, certified by the chief financial officer of the Borrower to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrower as at the date thereof and for the periods ended on such date, subject to normal year end adjustments and
(ii) the unaudited balance sheet of Ridgeview, Ltd. as at the end of such month and the related unaudited income statement for Ridgeview, Ltd. for such month and for the portion of the fiscal year of Ridgeview, Ltd. through such month, certified by the chief financial officer of the Borrower to the best of his knowledge as presenting fairly the financial condition and results of operations of Ridgeview, Ltd. as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

All such financial statements shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

         Section 9.2 Accountants' Certificate. Together with each delivery of financial statements required by SECTION 9.1(a), a certificate of the accountants who performed the audit in connection with such statements (a) stating that they have reviewed this Agreement and that, in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof, and (b) setting forth the calculations necessary to establish whether or not the Borrower was in compliance with the covenants contained in SECTIONS 10.1, 10.2, and 10.5 as of the date of such statements.

The Borrower authorizes the Lender to discuss the financial condition of the Borrower with the Borrower's independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or the Borrower's independent certified public accountants. The Borrower shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this SECTION 9.2.

         Section 9.3 Officer's Certificate. Together with each delivery of financial statements required by SECTION 9.1(A) and (B), a certificate of the Borrower's President or chief financial officer (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish whether or not the Borrower was in compliance with the covenants contained in SECTIONS 10.1, 10.2, and 10.5 as of the date of such statements.

         Section 9.4 Copies of Other Reports. (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports.

         (b) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower as the Lender may reasonably request. The rights of the Lender under this SECTION 9.4(b) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

         (c) If requested by the Lender, statements in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System.

         Section 9.5  Notice of Litigation and Other Matters.  Prompt notice of:

         (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any Affiliate of the Borrower or any of their respective property, assets or businesses which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

         (b) any amendment of the articles of incorporation or by laws of the Borrower,

         (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Affiliate of the Borrower which has had or may have any Materially Adverse Effect and any change in the executive officers of the Borrower, and

         (d) any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) to which the Borrower is a party or by which the Borrower or any of its property may be bound if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect.

         Section 9.6 ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

         (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

         (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or

         (c) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or the chief financial officer of the Borrower setting forth the details of such of the events described in CLAUSES (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in CLAUSES (a) through (c) as applicable.

                        ARTICLE 10 - NEGATIVE COVENANTS

         Until all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 12.11, the Borrower will not directly or indirectly:

         Section 10A.1  Consolidated Financial Ratios.

         (a) Maximum Liabilities to Tangible Net Worth. Permit the ratio of total Liabilities of the Borrower and its Subsidiaries (computed on a consolidated basis) to Tangible Net Worth of the Borrower and its Subsidiaries (computed on a consolidated basis) to be greater than 3.5 to 1.0 as of December 31, 1995 or 3.0 to 1.0 as of any December 31 thereafter (for purposes of computing Tangible Net Worth for the foregoing covenant, the foreign currency translation adjustment will be eliminated from Tangible Net Worth).

         (b) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Borrower and its Subsidiaries (computed on a consolidated basis) as of the following test dates to be less than the following amounts:


                                                  Minimum Consolidated
              Test Date                            Tangible Net Worth
              ---------                           --------------------
         December 31, 1994                        $6,841,000 plus
                                                  the greater of
                                                  $500,000 or 70%
                                                  of earnings for
                                                  the fiscal year ending
                                                  December 31, 1994

         December 31, 1995                        consolidated
                                                  Tangible Net Worth
                                                  as of December 31, 1994
                                                  plus the greater of
                                                  $500,000 or 70% of
                                                  earnings for the fiscal
                                                  year ending December 31, 1995

         December 31, 1996                        consolidated
                                                  Tangible Net Worth
                                                  as of December 31, 1995
                                                  plus the greater of
                                                  $500,000 or 70% of
                                                  earnings for the fiscal
                                                  year ending December 31, 1996

         (c) Minimum Fixed Charge Ratio. Permit the Fixed Charge Ratio of the Borrower and its Subsidiaries (computed on a consolidated basis) to be less than 1.25 to 1.0 as of the last day of each fiscal year (commencing with the fiscal year ending December 31, 1994), in each case computed for the fiscal year then ending.

         Section 10B.1  Unconsolidated Financial Ratios.

         (a) Maximum Liabilities to Tangible Net Worth. Permit the ratio of total Liabilities of the Borrower (computed on an unconsolidated basis) to Tangible Net Worth of the Borrower (computed on an unconsolidated basis) to be greater than (i) 4.0 to 1.0 as of the last day of each month during the period commencing on the Effective Date through and including December 31, 1995 or
(ii) 3.5 to 1.0 as of the last day of each month ending thereafter.

         (b) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Borrower (computed on an unconsolidated basis and excluding investments in Subsidiaries) as of the following test dates to be less than the following amounts:

                                                  Minimum Unconsolidated
              Test Date                             Tangible Net Worth
              ---------                           ----------------------
         December 31, 1994 and                    $5,000,000 plus
          the last day of each                    the greater of
          of the following eleven                 $400,000 or 70%
          months                                  of earnings for
                                                  the fiscal year ending
                                                  December 31, 1994

         December 31, 1995 and                    unconsolidated
          the last day of each                    Tangible Net Worth
          of the following eleven                 as of December 31, 1994
          months                                  plus the greater of
                                                  $400,000 or 70% of
                                                  earnings for the fiscal
                                                  year ending December 31, 1995

         December 31, 1996 and                    unconsolidated
          the last day of each                    Tangible Net Worth
          of the following eleven                 as of December 31, 1995
          months                                  plus the greater of
                                                  $400,000 or 70% of
                                                  earnings for the fiscal
                                                  year ending December 31, 1996

         (c) Minimum Fixed Charge Ratio. Permit the Fixed Charge Ratio of the Borrower (computed on an unconsolidated basis) to be less than 1.25 to 1.0 as of the last day of each month (commencing with the month ending December 31, 1994), in each case computed for the twelve monthly periods then ending.

         (d) Minimum Current Ratio. Permit the ratio of current assets of the Borrower (computed on an unconsolidated basis) to the current Liabilities of the Borrower (computed on an unconsolidated basis) to be equal to or less than 1.3 to 1.0 as of the last day of any month (commencing with the month ending

December 31, 1994) (for purposes of the foregoing, outstanding revolving loans under the Revolving Loan Agreement shall be included within current Liabilities).

         Section 10.2 Indebtedness. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for Permitted Indebtedness for Money Borrowed.

         Section 10.3 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person.

         Section 10.4 Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments.

         Section 10.5 Capital Expenditures. Make or incur any Capital Expenditures, except that the Borrower and its Subsidiaries may make or incur Capital Expenditures in any fiscal year in an amount not to exceed, in the aggregate, $500,000.00; provided, however, Capital Expenditures made with the proceeds of the Term Loan or any other term loan made by the Lender to the Borrower shall not count for purposes of computing the foregoing limitation.

         Section 10.6 Restricted Distributions and Payments, Etc. Declare or make any Restricted Distribution or Restricted Payment other than (i) loans to officers, directors, shareholders, subsidiaries and Affiliates not to exceed $50,000.00 at any time outstanding or (ii) dividends paid to the shareholders of the Borrower provided no Default or Event of Default hereunder exists immediately prior to or after the payment of any such dividends.

         Section 10.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person.

         Section 10.8 Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

         Section 10.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of the Borrower, real, personal or mixed, tangible or intangible, except for Permitted Liens.

         Section 10.10 Operating Leases. Enter into any lease other than a Capitalized Lease which would cause the annual payment obligations of the Borrower under all leases (other than leases of real property listed on SCHEDULE 5.1(w) and Capitalized Leases) to exceed $75,000.00 in the aggregate.

         Section 10.11 Benefit Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrower to exceed $0.

         Section 10.12 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower to such Person.

         Section 10.13 Amendments of Other Agreements. Amend in any way the interest rate or principal amount or schedule of payments of principal and interest with respect to any Indebtedness (other than the Secured Obligations) other than to reduce the interest rate or extend the schedule of payments with respect thereto.

         Section 10.14 Minimum Availability. Permit Availability to be less than $500,000.00 at any time.


                              ARTICLE 11 - DEFAULT

         Section 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

         (a) Default in Payment of Loans. The Borrower shall default in any payment of principal of, or interest on, any Loan or the Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for five days after written notice thereof has been given to the Borrower by the Lender.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

         (d) Default in Performance. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in (i) ARTICLES 6, 7, 8, 9 or 10 or (ii) this Agreement (other than is specifically provided for otherwise in this SECTION 11.1) and such default shall continue for a period of 10 days after written notice thereof has been given to the Borrower by the Lender.

         (e) Indebtedness Cross-Default. (i) The Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness (other than the Term Loan or Note) where the principal amount of such Indebtedness is in excess of $100,000.00, or (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or (iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity.

         (f) Other Cross-Defaults. The Borrower shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), if the exercise of remedies thereunder by the other party to such agreement could have a Materially Adverse Effect.

         (g) Voluntary Bankruptcy Proceeding. The Borrower shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of the assets, domestic or foreign, of the Borrower, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (i) Loan Documents. Any event of default or Event of Default under any other Loan Document shall occur or the Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Borrower under, any such Loan Document or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or the Borrower or other party thereto (other than the Lender) shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

         (j) Judgment. A judgment or order for the payment of money which exceeds $250,000.00 in amount not covered by insurance shall be entered against the Borrower by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

         (k) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $250,000.00 in value shall be issued against any property of the Borrower and such warrant or process shall continue undischarged or unstayed for 30 days.

         (l) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of the Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

         (m) Qualified Audits. The independent certified public accountants retained by the Borrower shall refuse to deliver an opinion in accordance with SECTION 9.1(A) with respect to the annual financial statements of the Borrower.


         (n) Change of Control. There occurs any change in the voting control of the Borrower.

         (o) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the sole judgment of the Lender would have, either individually or in the aggregate, a Materially Adverse Effect.

         (p) Change in Management. Hugh Gaither shall for any reason cease to be the chief executive officer of the Borrower and 30 days shall have elapsed during which time no replacement satisfactory to the Lender shall have been appointed.

         Section 11.2     Remedies.

         (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in SECTION 11.1(g) or (h), the principal of and the interest on the Loans and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding.

         (b) Other Remedies. If any Event of Default (other than as specified in SECTION 11.1(g) or (h)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

                      (i) declare the principal of and interest on the Loans and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                      (ii) notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Lender or any agent or designee of the Lender, at such address as may be specified by the Lender, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Lender, without commingling the same with other funds or property of, or held by, the Borrower and shall deliver the same to the Lender or any such agent or designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

                    (iii) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Lender considers advisable and in all such cases only the net amounts received by the Lender in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral, and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                      (iv) enter upon any premises on which Inventory or Equipment may be allocated and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Lender shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

                      (v) require the Borrower to and the Borrower shall, without charge to the Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Lender or any agent or representative of the Lender at such place or places as the Lender may designate;

                      (vi) at the expense of the Borrower, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Lender shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

                    (vii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Lender is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of the Borrower under all licenses and franchise agreements shall inure to the Lender's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                   (viii) exercise any and all of its rights under any and all of the Security Documents;

                      (ix) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Lender may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                      (x) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Lender at the Lender's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Lender; and

                      (xi) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 11.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

         (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

         (b) Second: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) in any order which the Lender may elect, and

         (c) Third: the balance (if any) of such proceeds shall be paid to the Borrower or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

THE BORROWER SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

         Section 11.4 Power of Attorney. In addition to the authorizations granted to the Lender under SECTION 7.15 or under any other provision of this Agreement or any of the Loan Documents, upon and after an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender from time to time) as the Borrower's true and lawful attorney and agent in fact, and the Lender or any agent of the Lender may, without notice to the Borrower, and at such time or times as the Lender or any such agent in its sole discretion may determine, in the name of the Borrower or the Lender,

         (a) demand payment of the Receivables, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Receivables or any legal proceedings brought to collect the Receivables, discharge and release the Receivables or any of them and exercise all of the Borrower's rights and remedies with respect to the collection of Receivables,

         (b) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

         (c) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

         (d) use the stationery of the Borrower, open the Borrower's mail, notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

         (e) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower or any Subsidiary of the Borrower has access.

         Section 11.5     Miscellaneous Provisions Concerning Remedies.

         (a) Right Cumulative. The rights and remedies of the Lender under this Agreement, the Note and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         (b) Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

         (c) Limitation. Nothing contained in this ARTICLE 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Lender nor any of its agents or designees shall have any liability to the Borrower for actions taken pursuant to this ARTICLE 11, any other provision of this Agreement or any of the Loan Documents, so long as the Lender or such agent or designee shall act reasonably and in good faith.

         (d) Appointment of Receiver. In any action under this ARTICLE 11, the Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

         Section 11.6 Trademark License. The Borrower hereby grants to the Lender the nonexclusive right and license to use the trademark "[describe trademark]" and any other trademark then used by the Borrower, for the purposes set forth in SECTION 11.2(b)(VIII) and for the purpose of enabling the Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Lender's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrower or any other Person by the Lender. The Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 11.6.

                           ARTICLE 12 - MISCELLANEOUS

         Section 12.1     Notices.

         (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal; provided that in the case of notices to the Lender, the Lender shall be charged with knowledge of the contents thereof only when such notice is actually received by the Lender. A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

         If to the Borrower:       Ridgeview, Inc.
                                   Post Office Box 8
                                   Newton, NC 28658
                                   Attention: Walter Bost
                                   Facsimile No.: 704-464-2994

         With a copy to:           Isenhower, Wood & Cilley, P.A.
                                   Post Office Box
                                   145 Newton, NC 28658-0145
                                   Attention: David L. Isenhower
                                   Facsimile No.: 704-465-3707

         If to the Lender:         NationsBank, N.A. (Carolinas)
                                   P.O. Box 2408
                                   Hickory, NC 28601-2408
                                   Attention: Dan Stewart
                                   Facsimile No.: 704-322-4012

         (c) Lender's Office. The Lender hereby designates its office located at Hickory, North Carolina, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

         Section 12.2 Expenses. The Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the

Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents, (ii) the costs and expenses of appraisals of the Collateral, (iii) the costs and expenses of lien and title searches and title insurance, (iv) the costs and expenses of environmental reports with respect to the Real Estate, (v) taxes, fees and other charges of recording the Mortgages, filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interest; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Lender relating to this Agreement or any of the Loan Documents; (c) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take;
(d) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Lender, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations and books and records by the Lender's agents up to four times per year and whenever an Event of Default exists; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox; (f) costs and expenses of preserving and protecting the Collateral; (g) after the occurrence of a Default, consulting with and obtaining opinions and appraisals from one or more Persons, including real estate and personal property appraisers, accountants and lawyers, concerning the value of any Collateral, including Real Estate, for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and (h) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, including Real Estate, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower.

         Section 12.3 Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes,





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fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

         Section 12.4 Setoff. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, the Lender and any participant with the Lender in the Loans are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 11.2 and although such Secured Obligations shall be contingent or unmatured.

         Section 12.5 Litigation. THE BORROWER AND THE LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE WESTERN DISTRICT OF NORTH CAROLINA OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH THE BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AND ITS COUNSEL AT THE RESPECTIVE ADDRESSES SET FORTH IN SECTION 12.1(b), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE
DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

         Section 12.6 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for the





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

Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations, and, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

         Section 12.7 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender; therefore, the Borrower agrees that the Lender, at the Lender's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 12.8 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to the contrary, be performed in accordance with GAAP.

         Section 12.9 Assignment; Participation. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under the Agreement. The Lender may assign to one or more Persons, or sell participations to one or more Persons in, all or a portion of its rights and obligations hereunder and under the Note and, in connection with any such assignment or sale of a participation, may assign its rights and obligations under the Security Documents. The Lender may, in connection with any assignment or proposed assignment or sale or proposed sale of a participation, disclose to the assignee or proposed assignee or participant or proposed participant any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower.

         Section 12.10 Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by the Borrower. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be





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

effective only in the specific instance and for the specific purpose for which given.

         Section 12.11 Performance of Borrower's Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense. If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Lender so to act.

         Section 12.12 Indemnification. The Borrower agrees to reimburse the Lender for all reasonable costs and expenses, including counsel fees and disbursements, incurred and to indemnify and hold the Lender harmless from and against all losses suffered by the Lender, other than losses resulting from the Lender's gross negligence or willful misconduct, in connection with (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between the Borrower and the Lender in which the Borrower prevails in a final unappealed or unappealable judgment, and (c) the collection or enforcement of the Secured Obligations or any of them.

         Section 12.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

         Section 12.14 Survival. Notwithstanding any termination of this Agreement, (a) until all Secured Obligations have been paid in full, the Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Lender is entitled under the provisions of this ARTICLE 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

         Section 12.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.16 Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of North Carolina.

         Section 12.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         Section 12.18 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and the Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.





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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.


                                        BORROWER:

                                        RIDGEVIEW, INC.
[CORPORATE SEAL]

Attest:                                 By: /s/ Hugh R. Gaither
                                           -------------------------------------
                                           Name: Hugh R. Gaither
                                                --------------------------------
By: /s/ Susan Gaither Jones                Title: President
   -----------------------------------           -------------------------------
   Name: Susan Gaither Jones
        ------------------------------
   Title: Assistant Secretary
         -----------------------------



                                        LENDER:

                                        NATIONSBANK, N.A. (CAROLINAS)

                                        By: /s/ Scott Goldstein
                                           -------------------------------------
                                           Name: Scott K. Goldstein
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------




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